EXHIBIT 99.13

PRELIMINARY FORM OF PROXY

Renaissance Acquisition Corp.

50 East Sample Road, Suite 400

Pompano Beach, FL 33064

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF RENAISSANCE ACQUISITION CORP.

The undersigned appoints Richard Bloom and Mark Seigel, as proxies, and each of them with full power to act, without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes any of them to represent and to vote, as designated on the reverse side, all shares of common stock of Renaissance Acquisition Corp. (“Renaissance”) held of record by the undersigned on          , at the special meeting of stockholders to be held on          , or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR ALL OF THE NOMINEES” FOR PROPOSAL NUMBER 4 AND “FOR” PROPOSAL NUMBERS 1, 2, 3 AND 5. THE RENAISSANCE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL OF THE NOMINEES” FOR PROPOSAL NUMBER 4 AND “FOR” PROPOSAL NUMBERS 1, 2, 3 AND 5.

YOUR VOTE IS IMPORTANT!

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below and return it in the postage-paid envelope provided.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR ALL OF THE NOMINEES” FOR PROPOSAL NUMBER 4 AND “FOR” PROPOSAL NUMBERS 1, 2, 3 AND 5. THE RENAISSANCE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL OF THE NOMINEES” FOR PROPOSAL NUMBER 4 AND “FOR” PROPOSAL NUMBERS 1, 2, 3 AND 5.

1.  To approve the Agreement and Plan of Merger (“Merger Agreement”), dated as of September 13, 2008, among Renaissance, FCI Merger Sub I, Inc. and FCI Merger Sub II, LLC, First Communications, Inc. and The Gores Group, LLC, solely in its capacity as Stockholders’ Representative and the transactions contemplated by the Merger Agreement.

[ ] FOR	[ ] ABSTAIN	[ ] AGAINST

If you voted “AGAINST” Proposal Number 1 and you hold shares of Renaissance common stock issued in the Renaissance initial public offering, you may exercise your conversion rights and demand that Renaissance convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Renaissance common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the Merger is completed and you affirmatively vote against the Merger, continue to hold these shares through the effective time of the Merger and deliver your stock certificate to the post-merger combined company.

I HEREBY EXERCISE MY CONVERSION RIGHTS    [   ]

2.  To approve amendments to Renaissance’s amended and restated charter to (a) change the name of Renaissance to First Communications, Inc.; (b) increase the number of authorized shares of capital stock; (c) change Renaissance’s corporate existence to perpetual; (d) provide for the classification of the board of directors into three classes; (e) delete Article Sixth of Renaissance’s current amended and restated certificate of incorporation; and (f) make certain other changes in tense and number that Renaissance board of directors believes are immaterial (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).

	[ ] FOR	[ ] ABSTAIN	[ ] AGAINST

3. To approve the 2008 Equity Incentive Plan (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).	[ ] FOR	[ ] ABSTAIN	[ ] AGAINST

4.  To elect directors (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).

Nominees:

Class I - to serve until the annual meeting to be held in 2009

[   ]   Barry W. Florescue

[   ]   Theodore V. Boyd

[   ]   Joseph R. Morris

Class II - to serve until the annual meeting to be held in 2010

[   ]   Raymond Hexamer

[   ]   Marshall B. Belden Jr.

[   ]   Mark R. Stone

Class III - to serve until the annual meeting to be held in 2011

[   ]   Richard Bloom

[   ]   Scott M. Honour

[   ]   Mark T. Clark

	[ ] FOR ALL OF THE NOMINEES	[ ] WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ] FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold authority for, as shown here [ X ].

5.  To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the special meeting, Renaissance is not authorized to consummate the Merger.

[ ] FOR	[ ] ABSTAIN	[ ] AGAINST

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.